                                 EMPLOYMENT AGREEMENT

          THIS AGREEMENT, dated as of this 9th day of February, 1998, by and between GETTY COMMUNICATIONS PLC, a company organized under the laws of England and Wales (the "COMPANY"), which is a subsidiary of Getty Images, Inc., a Delaware Corporation (the "PARENT"), and whose registered office is at 101 Bayham Street, London NW1 OAG and MARK H. GETTY, an individual residing at Number 7, The Lanterns, Bridge Lane, Battersea, London SW11 (the "EXECUTIVE").

                                 W I T N E S S E T H:

          WHEREAS, the Executive is presently serving as the Executive Chairman of the Board of Directors of Getty Communications plc ("GETTY"); and

          WHEREAS, Getty, the predecessor to the Parent, is a party to a merger agreement dated as of September 15, 1997 (the "MERGER AGREEMENT"), pursuant to which PhotoDisc, Inc. shall merge into a merger subsidiary of the Parent and, following the consummation of which, the Company shall be a subsidiary of the Parent; and

          WHEREAS, the Company seeks to continue to employ the Executive and the Executive seeks to continue to be employed by the Company; and

          WHEREAS, both parties desire that the terms and conditions of the Executive's employment with the Company be governed by the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.   EMPLOYMENT AND DUTIES.

          (a) GENERAL. The Company hereby employs the Executive, effective as of the closing of the transactions contemplated by the Merger Agreement (the "EFFECTIVE DATE"), and the Executive's period of continuous employment for statutory purposes began on March 14, 1995, and the Executive agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as Co-Chairman of the Board of Directors of the Parent (the "BOARD"). In such capacity, the Executive shall report directly and only to the Board. The Executive's principal place of business shall be 101 Bayham Street, London NW1 OAG.

          (b) SERVICES AND DUTIES. For so long as the Executive is employed hereunder, and except as otherwise expressly provided in Section 1(c) below, the Executive shall devote his full business time to the performance of his duties hereunder; shall faithfully serve the Parent and the Company; shall in all respects conform to and comply with the lawful

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                                      2

and good faith directions and instructions given to him by the Board as the same are consistent with his status and the terms hereof; and shall use his best efforts to promote and serve the interests of the Parent and the Company. Specifically, the Executive shall share equal duties and authority with his Co-Chairman and Chief Executive Officer for the financial performance of the Parent and the Company, the management of the Parent's shareholders, developing strategic alliances and partnerships and maximizing their commercial benefits, communications to both internal and external audiences and external relationships with business, industry and academic communities, strategic leadership, and the provision of visible leadership and direction to the front line. In addition, the Executive shall be jointly responsible with his Co-Chairman for chairing the Board and managing relationships with members and provide leadership for the research and development function of the Parent and the Company. The Executive shall have a special emphasis on acquisitions and corporate development.

          (c) NO OTHER EMPLOYMENT. Except as provided below, for so long as the Executive is employed by the Company, he shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior approval of the Board. No such approval will be required if the Executive seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of
Section 5 hereof. In addition, the Company expressly agrees that the Executive shall be permitted to continue to perform external activities as necessary to perform his obligations as President of Remainderman, LLC (or its successor) or otherwise in relation to Getty family business affairs and is permitted to act as a non-executive director of Getty Investments LLC; PROVIDED, HOWEVER, that the foregoing shall not compromise in any way the Executive's obligation to carry out his duties hereunder as set forth in Section 1(b).

          (d) BOARD MEMBERSHIP. The Executive shall be a member of the Board and of the Executive Committee. In addition, the Executive shall be entitled to attend the meetings of all other committees of the Board, such as the Audit Committee and the Compensation Committee, and shall be a member of any strategy committee of the Board. After his initial term as director, the Company shall nominate the Executive for reelection to the Board and shall use all reasonable efforts to cause the Executive to be elected to such term.

          2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "TERM") shall commence on the Effective Date and continue until the second anniversary date of the Effective Date. Thereafter, the Term shall continue until it is terminated by either party giving the other at least twelve months' written notice of termination of the Term, with no such notice to be given so as to expire before the third anniversary of the Effective Date.

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                                      3

          3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for all services rendered hereunder:

          (a) SALARY. The Company shall pay to the Executive an annual salary (the "SALARY") at the initial rate of $275,000 (retroactive to February 1, 1998), payable to the Executive in accordance with the normal payroll practices of the Company for its executive officers as are in effect from time to time. The amount of the Executive's Salary shall be reviewed annually by the Board on or about April 1 of each year during the Term beginning in the 1999 calendar year and may be increased, but not decreased below such amount, on the basis of such review and then-current market practices.

          (b) ANNUAL BONUS. During the Term, the Executive shall be eligible for each calendar year that begins within the Term to participate in an annual incentive bonus program established by the Company in accordance with the policies of the Company, its subsidiaries and affiliates (hereinafter, collectively the "GROUP") and subject to such terms and conditions as may be approved annually by the Compensation Committee of the Board (the "COMPENSATION
COMMITTEE").   Under the terms of the annual incentive bonus program, the
Executive will be afforded the opportunity to earn up to 50% of his Salary (the "BONUS") in effect for the applicable calendar year if the Company achieves the performance targets established by the Compensation Committee for that year, to be paid on a pro-rata basis in the event that the Executive is employed for less than twelve months of any calendar year within the Term (for purposes of determining the 1998 Bonus, the Executive shall be deemed to have commenced employment as of January 1, 1998).

          (c) STOCK OPTIONS. Effective as of the Closing Date (as defined in the Merger Agreement), the Company shall grant the Executive an option (the "DEAL OPTION") to purchase 75,000 shares of the common stock of the Parent pursuant to the terms of the Parent's 1998 Stock Incentive Plan (the "OPTION PLAN"). The per share exercise price of the Deal Option shall equal the fair market value of a share of Common Stock on the Closing Date, as determined in accordance with the terms of the Option Plan. The Deal Option shall vest and become exercisable in full on February 1, 1999. Also effective as of the Effective Date, the Company shall grant the Executive an option (the "OPTION") to purchase 500,000 shares of the common stock of the Parent pursuant to the terms of the Option Plan. The per share exercise price of the Option shall equal the fair market value of a share of Common Stock on the Closing Date, as determined in accordance with the terms of the Option Plan. The Option shall vest and become exercisable as to 25% on February 1, 1999; the remainder of the Option shall vest ratably on the first day of each month over the following three years. Both the Deal Option and the Option shall be subject to the terms of the Option Plan and to such other terms and conditions as may be specified by the Compensation Committee in the form of a standard option agreement between the Company and the Executive. In the event that the Executive ceases to be an employee of the Company for any reason other than (i) if he is terminated for "Cause", "Disability" or on account of his death, or (ii) if he resigns without "Good Reason"

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                                      4

(as each term is defined below), the vesting under both the Deal Option and the Option shall accelerate and all options thereunder shall become immediately exercisable and the Executive shall be entitled to retain such options, for the remainder of their respective terms, as if he had remained an employee of the Company. In the event that the Executive ceases to be an employee of the Company because he is terminated for Cause or resigns without Good Reason, the Executive shall be entitled to retain the then-vested portion of such options as if he had remained an employee of the Company, but the unvested portion of such options shall lapse. In the event of the Executive's death or Disability, the vesting under both the Deal Option and the Option shall accelerate and all options thereunder shall become immediately exercisable and shall remain outstanding for a period of twelve
(12) months.

          (d) PENSION SCHEME AND LIFE INSURANCE. During the Term, the Company shall pay, in addition to amounts payable under Sections 3(a) and 3(b) above, an amount equal to 20% of the Executive's Salary through equal monthly contributions in arrears into a personal pension scheme for the benefit of the Executive, or, at the Executive's sole discretion, the Company shall pay such amount to him as additional compensation. In addition, during the Term, the Company shall maintain a life insurance policy on the life of the Executive for the benefit of the Executive's estate providing a benefit equal to the greater of (i) $750,000 and (ii) four times the Executive's Salary (and maximum Bonus).

          (e) COMPANY AUTOMOBILE. During the Term, the Company will provide the Executive with an automobile of such make and model as the Board deems appropriate and suitable for his status with the Company for his sole use and will reimburse the Executive for all costs and expenses incurred by the Executive in connection with the use of that vehicle, or, at the Executive's sole discretion, the Company shall pay an equivalent amount of such perquisite to him as additional compensation.

          (f) OTHER SPECIFIC BENEFITS. The Company shall install and pay the rental and unit charges attributable to a dedicated business telephone and/or ISDN line at his home. During the Term, the Company shall also pay for the Executive's purchase, line charges, rental and unit charges for his mobile phones. The Company shall provide the Executive with a fax machine and computer modem to be installed at the Executive's home and a suitable desktop and laptop computer, as well as all ancillary equipment and maintenance therefor. In addition, the Company will pay for the cost of the Executive's membership in or subscriptions to the internet service provider of his choice, and such professional memberships and journals as are appropriate to his duties under this Agreement.

          (g) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his employment hereunder and expressly agrees that it will reimburse the Executive for his business class airfare on international flights which are over five hours in duration taken in connection with Company business. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The

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                                      5

reimbursement of expenses under this Section 3(g) shall be subject to the Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request in accordance with the policies of the Group. The Company also agrees that, in the event that the Executive is required to travel abroad in connection with the performance of his duties hereunder for a period in excess of two weeks, the Company will reimburse the Executive for the airfare, hotel and other transportation expenses only of his spouse and minor children so that they may accompany him on such trip.

          (h) WELFARE AND FRINGE BENEFITS. During the Term, the Executive shall be eligible to participate in the Company's medical and disability plans applicable to senior officers of the Company in accordance with the terms of such plans as in effect from time to time. Specifically, the Executive, his spouse and his children who are under the age of 18 shall participate in the British United Provident Association, providing benefits at London Teaching Hospital Rates, or such other private insurance scheme providing equivalent benefits. In addition, the Executive shall participate in the Company's permanent health insurance plan or receive payment for his personal permanent health insurance plan, at his sole discretion. The Executive shall participate in any disability plan of the Company that replaces his Salary under this Agreement in the event that he suffers a Disability (as defined in Section 4(d) below).

          (i) LONG-TERM INCENTIVE PROGRAM. During the Term, the Executive shall participate in all long-term incentive plans and programs of the Company that are applicable to its senior officers in accordance with their terms and in a manner consistent with his position with the Company.

          (j) HOLIDAYS. In addition to the usual public and bank holidays, the Executive shall be entitled to thirty days' paid vacation annually, which shall be taken at such times as are approved by the Board or the Executive Committee.

          4. TERMINATION OF EMPLOYMENT. Subject to the notice and other provisions of this Section 4, as well as Section 5.13 of the Bylaws of the Company, the Company shall have the right to terminate the Executive's employment hereunder, and he shall have the right to resign, at any time for any reason or for no stated reason.

          (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. (i) If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Cause or if the Executive resigns from his employment hereunder other than for Good Reason, he shall be entitled to payment of the pro rata portion of his Salary, accrued Bonus and supplemental pension contributions as described in Section 3(d), through and including the date of termination or resignation as well as any unreimbursed expenses. Except to the extent required by the terms of any applicable compensation or benefit plan or program or as otherwise required by applicable law, the Executive shall have no rights under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or

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                                      6

arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

          (ii) Termination for "CAUSE" shall mean termination of the Executive's employment with the Company because of (A) willful or persistently repeated material non-performance of the Executive's duties to the Company or the Parent (other than by reason of the incapacity of the Executive due to physical or mental illness) after notice by the Board of such failure and the Executive's non-performance and continued, willful or persistently repeated material non-performance after such notice, (B) the indictment of the Executive for a felony offense, (C) the commission by the Executive of fraud against the Group or any willful misconduct that brings the reputation of the Group into serious disrepute or causes the Executive to cease to be able to perform his duties, (D) any other material breach by the Executive of any material term of this Agreement, or (E) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act 1986.

          (iii) Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a written notice from the Company stating that the Executive has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by the Executive without Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company. The Executive shall provide at least 90 days' advance written notice of resignation without Good Reason.

          (b) INVOLUNTARY TERMINATION. (i) If, prior to the expiration of the Term, the Company terminates the Executive's employment for any reason other than Disability or Cause or Executive resigns from his employment hereunder for Good Reason (collectively hereinafter referred to as an "INVOLUNTARY TERMINATION"), the Company shall pay to the Executive his Salary and Bonus accrued up to and including the date of such Involuntary Termination, as well as any unreimbursed expenses. In addition, the Company shall pay to the Executive as severance (the "SEVERANCE PAYMENTS") within 30 days after the date of termination a lump sum payment in an amount equal to the sum of his Salary, at the rate in effect immediately prior to such Involuntary Termination, plus his maximum Bonus as described in Section 3(b) and his supplemental pension contributions as described in Section 3(d), in each case for the remainder of the Term. Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if the Executive's employment with the Company ends at the expiration of the Term in accordance with
Section 2.

          (ii) In the event of the Executive's Involuntary Termination, the Executive shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to the Executive pursuant to Section 3(h) above at the time of such Involuntary Termination for a period equal to the longer of (A) two years following the Involuntary Termination or (B) the

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                                      7

remainder of the Term (the "CONTINUATION PERIOD"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement, but this obligation shall apply in respect of any substitute or replacement plan.

          (iii) Resignation for "GOOD REASON" shall mean resignation by Executive because of (A) an adverse and material change in the Executive's duties, titles or reporting responsibilities, (B) a material breach by the Company of any term of the Agreement, (C) a reduction in the Executive's Salary or bonus opportunity or the failure of the Company to pay the Executive any material amount of compensation when due, (D) failure by the Company or the Parent to nominate the Executive for reelection to the Board during the Term,
(E) the failure of the Executive to be reelected to the Board during the Term, or (F) a relocation of the Executive's principal place of business without his prior written consent. The Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

          (iv) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company; PROVIDED, HOWEVER, that no such written notice shall be effective unless the cure period specified in Section 4(b)(iii) above has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure.

          (c) TERMINATION FOLLOWING A CHANGE IN CONTROL. In the event of a Change in Control (defined as it is for purposes of the Option Plan), the Executive shall have the right to resign his employment with the Company and will be entitled to receive within 30 days a lump sum payment in an amount equal to the Executive's Salary, at the rate in effect immediately prior to such Involuntary Termination, plus his maximum Bonus as described in Section 3(b) and his supplemental pension contributions as described in Section 3(d), in each case for the remainder of the Term. In addition, the Executive shall continue to participate on the same terms and conditions as are in effect immediately prior to such resignation in the Company's health and medical plans provided to the Executive pursuant to Section 3(h) above at the time of such resignation for the a period equal to the longer of (A) two years following the resignation or
(B) the remainder of the Term (the "CIC CONTINUATION PERIOD"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the CIC Continuation Period any plan or program solely as a result of the provisions of this Agreement but this obligation shall apply in respect of any substitute or replacement plan.

          (d) TERMINATION DUE TO DISABILITY. In the event of the Executive's Disability (as hereinafter defined), the Company shall be entitled to terminate his employment upon

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                                      8

providing the Executive with six months' prior written notice. If the Company terminates the Executive's employment due to Disability, the Executive shall be entitled to receive, for the remainder of the Term, his Salary at the rate in effect immediately prior to his Disability, plus his maximum Bonus as described in Section 3(b) and supplemental pension contributions as described in Section 3(d), less any sums paid to the Executive under any disability plan of the Company. In addition, the Executive shall continue to be covered by the Company's health and medical benefit plans as described in Section 3(h) for the longer of (A) two years following his termination for Disability or (B) the remainder of the Term. As used in this Section 4(d), the term "DISABILITY" shall mean a physical or mental incapacity that substantially prevents the Executive from performing his duties hereunder and that has continued for at least six of the last twelve months and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Executive and the Company, and the determination of such physician shall be final and binding upon both the Executive and the Company.

          (e)  DEATH.  Except as provided in Sections 3(d), 3(h) and this
Section 4(d), no Salary or benefits shall be payable under this Agreement following the date of the Executive's death. In the event of the Executive's death, the Executive's Beneficiary shall be entitled to receive within 30 days a lump sum payment in an amount equal to the Executive's Salary at the rate in effect immediately prior to his death, plus his maximum Bonus as described in
Section 3(b) and supplemental pension contributions as described in Section 3(d), in each case for the remainder of the Term, less any death benefits which are provided to the Executive's Beneficiary under the terms of any plan, program or arrangement referred to in Section 3(d) or 3(h) applicable to the Executive at the time of death. In addition, the Executive's spouse and then-eligible dependents shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided pursuant to Section 3(h) above at the time of the Executive's death for a period equal to the longer of (A) two years following his death or (B) the remainder of the Term (the "DEATH CONTINUATION PERIOD"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Death Continuation Period any plan or program solely as a result of the provisions of this Agreement but this obligation shall apply in respect of any substitute or replacement plan.


          (f) BENEFICIARY. For purposes of this Agreement, except as provided in Section 3(d) or 3(h), "BENEFICIARY" shall mean the person or persons designated in writing by the Executive to receive benefits under a plan, program or arrangement or to receive the balance of the Severance Payments, if any, in the event of the Executive's death, or, if no such person or persons are designated by the Executive, the Executive's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of the Executive's death.

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                                      9

          5.   LIMITATION ON PAYMENTS.

          Notwithstanding anything herein to the contrary, if any of the payments made hereunder would constitute a "PARACHUTE PAYMENT" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), and the net after-tax amount of the parachute payment is less than the net after-tax amount if the aggregate payments to be made to the Employee were three times his "BASE AMOUNT" (as defined in Section 280G(b)(3) of the Code), less $1.00, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the base amount, less $1.00. The determinations to be made with respect to this Section 5 shall be made by an independent accounting firm of national standing (other than the Company's regular auditors). The accounting firm shall be paid by the Company for its services performed hereunder.

          6.   PROTECTION OF THE COMPANY'S INTERESTS.

          (a) NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company and, in circumstances where the Executive receives a payment pursuant to Section 4(b), 4(c) or 4(d) or his employment is terminated for Cause, but in no other circumstances, and continuing for the remainder of the Term (such period being referred to hereinafter as the "RESTRICTED PERIOD"), the Executive shall not, without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Group by providing any goods or services provided or under development by the Group at the effective date of the Executive's termination of employment under this Agreement; PROVIDED, HOWEVER, that this Section 6(a) shall not proscribe the Executive's ownership, either directly or indirectly, of either less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. or any limited partnership investment over which the Executive has no control.

          (b) NO INTERFERENCE. During the Restricted Period, in circumstances in circumstances where the Executive receives a payment pursuant to
Section 4(b), 4(c) or 4(d) or his employment is terminated for Cause, and in no other circumstances, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally endeavor to entice away from the Group, or otherwise interfere with the relationship of the Group with, any senior person who is employed by or otherwise engaged to perform services for the Group or any senior person or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Group.

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                                      10

          (c) SECRECY. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Group, the use or disclosure of which could cause the Group substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in performance of the Executive's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any secret or confidential information that he may learn or has learned by reason of his association with the Group. The term "CONFIDENTIAL INFORMATION" means any information not previously disclosed to the public or to the trade by the Group with respect to the Group's, products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Group's products), business plans, prospects or opportunities.

          (d) EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is and shall remain the exclusive property of the Group. All business records, papers and documents kept or made by the Executive relating to the business of the Group shall be and remain the property of the Group. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by the Executive or coming into his possession concerning the business or affairs of the Group; PROVIDED, HOWEVER, that subsequent to any such termination, the Company shall provide the Executive with copies (the cost of which shall be borne by the Executive) of any documents which are requested by the Executive and which the Executive has determined in good faith are
(i) required to establish a defense to a claim that the Executive has not complied with his duties hereunder or (ii) necessary to the Executive in order to comply with applicable law.

          (e) ASSIGNMENT OF DEVELOPMENTS. All "DEVELOPMENTS" (as defined below) that were or are at any time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, during Executive's employment with the Group shall be the sole and absolute property of the Group, free of any reserved or other rights of any kind on the part of Executive. During Executive's employment and, if such Developments were made, conceived or suggested by Executive during his employment with the Group, thereafter, Executive shall promptly make full disclosure of any such Developments to the Group and, at the Group's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Group to be necessary or desirable at any time in order to effect the full assignment to the Group of Executive's right and title, if any, to such Developments. For purposes of this Agreement, the term "DEVELOPMENTS" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques,

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                                      11

developments, programs, concepts, and ideas, whether or not patentable, relating to the activities of the Group of which Executive is as of the date of this Agreement aware or of which Executive becomes aware at any time during the Term, excluding any Development for which no equipment, supplies, facilities or confidential information of the Group was used and which was developed entirely on Executive's own time, unless (i) the Development relates directly to the business of the Group, (ii) the Development relates to actual or demonstrably anticipated research or development of the Group, or (iii) the Development results from any work performed by Executive for the Group (the foregoing is agreed to satisfy the written notice and other requirements of Section 49.44.140 of the Revised Code of Washington).

          (f) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6. Without intending to limit the remedies available to the Executive, the Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.

          (g) The Executive shall during the continuance of his employment (and shall procure that his spouse or partner and his minor children shall comply) with all applicable rules of law, stock exchange regulations and codes of conduct applicable to employees, officers and directors of the Company and the Group for the time being in force in relation to dealings in the shares, debentures and other securities of the Company or any member of the Group or any unpublished share price sensitive information affecting the securities of any other company with which the Company has dealings (provided that the Executive shall be entitled to exercise any options granted to him under any share option scheme established by the Company or any member of the Group, subject to the rules of such scheme).

          (h) The Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchanges on which such dealings take place.

          (i) During the continuance of his employment the Executive shall observe the terms of any policy issued by the Company in relation to payments, rebates, discounts, gifts, entertainment or other benefits ("Gratuities") from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company.

          7.   GENERAL PROVISIONS.

          (a) SOURCE OF PAYMENTS. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; PROVIDED, HOWEVER, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to the Executive under applicable bankruptcy laws by virtue of the Executive's status as an employee of the Company.

          (b) NO OTHER SEVERANCE BENEFITS. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

          (c) TAX WITHHOLDING. Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

          (d) NOTICES. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

          (i)  To the Company:     Getty Communications plc
                                   101 Bayham Street
                                   London NW1 OAG
                                   England

                                   With copies to:

                                   Shearman & Sterling
                                   599 Lexington Avenue
                                   New York, New York 10022
                                   Attn.: John J. Cannon, III, Esq.

                                   Shearman & Sterling
                                   555 California Street
                                   Suite 2000
                                   San Francisco, CA 94104
                                   Attn.: Christopher D. Dillon, Esq.

                                   Clifford Chance
                                   200 Aldersgate Street
                                   London EC1A 4JJ England
                                   Attn.: Michael Francies

          (ii) To the Executive:   Mark H. Getty
                                   Number 7, The Lanterns
                                   Bridge Lane
                                   Battersea, London SW11

or to such other persons or other addresses as either party may specify to the other in writing.

          (e) REPRESENTATION BY THE EXECUTIVE. The Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which the Executive is a party, or any decree, judgment or order to which the Executive is subject, and that this Agreement constitutes a valid and binding obligation of the Executive in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void AB INITIO.

          (f) LIMITED WAIVER. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

          (g) ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (h) AMENDMENT; ACTIONS BY THE COMPANY. This Agreement may not be amended, modified or canceled except by written agreement of the Executive and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; PROVIDED, HOWEVER, that by resolution duly adopted in accordance with this Section 7(h), the Board may delegate its responsibilities hereunder to one or more of its members other than the Executive.

          (i) SEVERABILITY. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England and the parties to this Agreement hereby submit to the jurisdiction of the English courts.

          (k) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

          (l) HEADINGS. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

          (m) COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

          (n) DISCIPLINARY AND GRIEVANCE PROCEDURES. For statutory purposes, there is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behavior. If the Executive has any grievance in relation to his employment or is not satisfied with any disciplinary procedure taken in relation to him he may apply in writing within 14 days of that decision to the Board whose decision shall be final. The foregoing shall not be construed, however, to limit the Executive's remedies at law or otherwise.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.



                                      GETTY COMMUNICATIONS PLC


                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                      EXECUTIVE


                                         --------------------------------------
                                            Mark H. Getty